                                                                    EXHIBIT 10.3
                                                                    ------------

          [CERTAIN INFORMATION HAS BEEN OMITTED HEREIN PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE COMMISSION.]



                       DISTRIBUTION AND SUPPLY AGREEMENT


     This Agreement is dated as of January 1, 1994 between:

                               The Upjohn Company

a company duly incorporated in Delaware, U.S.A., having its principal place of business at 7000 Portage Road, Kalamazoo, Michigan, 49001, U.S.A. (hereinafter "Upjohn"), and

                                 Sicor, S.p.A.

a company duly incorporated in Italy having its registered address at Sicor - Societa Italiana Corticosteroidi, S.p.A. Via Terrazzano 77 20017 Rho (Milano) Italy (hereinafter "Sicor").

                              Alco Chemicals, Ltd.

a company duly incorporated in Switzerland having its registered address at Alco Chemicals, Ltd., Via San Salvatore, 7, CH 6902, Lugano, Switzerland (hereinafter "Alco")

WHEREAS Upjohn is a manufacturer of pharmaceutical chemical intermediates, including certain steroid intermediates (more particularly described in Schedule A, hereinafter the "Products"); and

WHEREAS Sicor is a manufacturer that converts steroid intermediates into finished bulk steroids for sale to pharmaceutical manufacturers in world markets; and

WHEREAS Alco is a distributor of Sicor products in certain market areas; and

WHEREAS Sicor desires to purchase the Products from Upjohn for manufacture into finished bulk steroids (finished bulk steroids manufactured from the Products supplied by Upjohn being hereinafter the "Finished Products"), and otherwise to purchase from Upjohn all of its requirements of the Products, for marketing, distribution, and sale of the Finished Products in certain territories of the world (more particularly defined in Schedule B, hereinafter the "Territory").

NOW THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, Upjohn and Sicor hereby agree as follows:


I.   Distribution

1.   Grant of Distribution Rights
     ----------------------------

1.1 Upjohn hereby grants to Sicor and its designees exclusive rights to distribute the Finished Products in the Territory upon the terms set forth in this Agreement. Sicor assumes and accepts such appointment, and agrees that at all times it will devote its best efforts to the marketing, distribution, and sale of the Finished Products in the Territory.

1.2 Upjohn intends to market, distribute, and sell the Finished Products (as manufactured by Upjohn from the Products) in Canada, Korea, China, India, Taiwan, and the United States to its current customers. Sicor also may market, distribute, and sell the Finished Products to its customers in these six countries. Upjohn intends to sell the Product [CONFIDENTIAL TREATMENT REQUESTED] to its customer in India.

2.   Sicor's Obligations as Distributor
     ----------------------------------

     2.1 Not make any representations concerning the Finished Products, or extend any warranties concerning the use, safety, or effectiveness of the Finished Products, except as such representations or warranties may be consistent with the Products' labeling and data sheets.

     2.2 Report to Upjohn all complaints or claims with respect to the Products immediately and cooperate with Upjohn in the processing of such complaints or claims.


                                  II.  Supply

3.   Supply
     ------

     3.1 Upjohn shall supply on a timely basis to Sicor all of Sicor's requirements for the Products which shall be manufactured in accordance with the specifications set forth in Schedule C. Sicor shall purchase from Upjohn all of its requirements of the Products.

     3.2 Unless otherwise agreed to in writing by Upjohn, Sicor will not export Products to any third party manufacturer.

                             III.  Commercial Terms

4.   Price and Terms of Payment
     --------------------------

     4.1 The prices for the Products shall be as specified by Upjohn in U.S. dollars and notified to Sicor from time to time. Upjohn shall have the right to change its prices for the Products upon one hundred eighty (180) days notice to Sicor.

     4.2 Upjohn shall sell the Products to Sicor CIF duty paid destination unless otherwise agreed by the Parties.

     4.3 In the event that Sicor encounters price competition in the Territory from reputable manufacturers of finished bulk steroids of like quality, quantity, availability, and other terms equivalent to that of the Finished Goods, then Upjohn shall review its prices for the Products and offer Sicor revised prices that enable Sicor to better compete with such other manufacturers.

     4.4 Upjohn shall send Sicor an invoice on the date that the Products purchased are shipped. Sicor shall pay the invoice within one hundred twenty (120) days of the date of the invoice. Other terms of payment shall be established by Upjohn from time to time and communicated to Sicor.

5.   Forecasts and Orders
     --------------------

     5.1 Upon execution of this Agreement, Sicor shall provide to Upjohn a forecast of its requirements for the Products by quarter, for the succeeding twelve months. Thereafter, throughout the term of this Agreement, on the first day of each calendar quarter, Sicor shall furnish to Upjohn a revised forecast of its requirements for the Products, by quarter, for the succeeding twelve (12) month period.

6.   Warranties
     ----------

     6.1 Upjohn warrants to Sicor that, in the event any of the Products, at the time of receipt by Sicor, do not meet the specifications set forth in Schedule C, Upjohn shall either replace the non-conforming Products or give Sicor a credit against future purchases for the purchase price of such non-conforming goods, at Sicor's option.

     6.2 EXCEPT AS PROVIDED IN THIS CLAUSE, UPJOHN MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT THE PRODUCTS, THEIR

          MERCHANTABILITY, OR THEIR FITNESS FOR A PARTICULAR PURPOSE.

7.   Indemnity
     ---------

     7.1 Upjohn shall indemnify and hold harmless Sicor from and against all claims or legal proceedings, including legal expenses (other than for liability which is proved arising out of the negligence or other fault of Sicor), which may be asserted against Sicor by or on behalf of any person or entity for personal injury or other damage arising out of or relating to the failure of the Products to meet the specifications set forth in Schedule C or a hidden defect in the Products.

     7.2 Sicor shall indemnify and hold harmless Upjohn from and against all claims or legal proceedings, including legal expenses (other than for liability which is proved arising out of the negligence or other fault of Upjohn), which may be asserted against Upjohn by or on behalf of any person or entity for personal injury or other damages arising out of or relating to the manufacture, distribution, marketing, sale, or use of the Products or Finished Products.


                             IV. General Provisions

8.   Term and Termination
     --------------------

     8.1 This Agreement shall become effective on the date first written above and shall remain in effect for a term of five (5) years. Upon expiration of the initial term, this Agreement shall be renewed automatically for additional successive terms of one (1) year provided that neither party has given the other party notice of intent to terminate within one hundred eighty (180) days of the end of the current term.

     8.2  This Agreement may be terminated by either party if:

          A. The other party commits a breach of any of its obligations under this Agreement which shall not have been remedied within thirty
               (30) days from the party's giving of notice of such breach; or

          B. The other party becomes insolvent, makes an assignment for the benefit of its creditors, or is placed in receivership, liquidation or bankruptcy.

9.   Assignment
     ----------

          This Agreement shall not be assigned by either party without the written consent of the other party.

10.  Notices
     -------

          All notices or other communications which shall or may be given pursuant to this Agreement shall be effective upon receipt and shall be in writing and delivered personally or by registered or certified mail or telefax, addressed as follows:

          If to Upjohn:    The Upjohn Company
                           7000 Portage Road
                           Kalamazoo, Michigan 49001 U.S.A.

                           Attn: R. V. Costello

                           Fax: 616/323-5191

          with a copy to:  N.V. Upjohn S.A.
                           10 rue de Geneve
                           1140 Brussels
                           BELGIUM

                           Attn: K. D. Schumacher

                           Fax: 322/727-0558

          If to Sicor:     Sicor, S.p.A.
                           Via Terrazzano 77
                           20017 Rho (Milano)
                           ITALY

                           Attn: Dr. G. Palladino

          If to Alco:      Alco Chemicals, Ltd.
                           Via San Salvatore, 7
                           CH 6902 Lugano,
                           SWITZERLAND

                           Attn: Carlo Salvi

                           Fax: 91/549777


IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate by their duly authorized officers or representatives as of the day and year first written above.

The Upjohn Company                    Sicor, S.p.A.



By:    /s/ R. V. Costello             By:      /s/   Rolando Santi
    -------------------------             ----------------------------
        R. V. Costello                              Rolando Santi

Title:  Vice President                Title:       President
        Pharmaceutical Commercial
        Services

Date:                                 Date:


                    Alco Chemicals, Ltd.



                    By:    /s/ Carlo Salvi
                        ------------------
                           Carlo Salvi

                    Title: Managing Director


                    Date:  29-7-94

                       Distribution and Supply Agreement
                       The Upjohn Company - Sicor, S.p.A.



                                  Schedule A



                                   Products
                                   --------



                      [CONFIDENTIAL TREATMENT REQUESTED]

                       Distribution and Supply Agreement
                       The Upjohn Company - Sicor, S.p.A.


                                  Schedule B

                                   Territory
                                   ---------


The Territory shall consist of all countries of the world except:

     Canada
     China
     India
     Korea
     Taiwan
     United States


Existing traditional account relationships will be respected by both parties.

                       Distribution and Supply Agreement
                       The Upjohn Company - Sicor, S.p.A.

                                  Schedule C

                                Specifications
                                --------------

                      [CONFIDENTIAL TREATMENT REQUESTED]